EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Hawkins, Inc. on Form S-8 of our report dated June 4, 2004, appearing in the Annual Report on Form 10-K of Hawkins, Inc. for the year ended March 28, 2004.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 1, 2005